EXHIBIT 10.4

                               MARKETING AGREEMENT

     This Marketing Agreement (the "Agreement") is executed to be effective this ___ day of _______, 2003, by and among INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA, a Washington corporation ("Investors Life"), FAMILY LIFE INSURANCE COMPANY, a Washington corporation ("Family Life") (collectively, the "Companies" and individually the "Company"), and EQUITA FINANCIAL AND INSURANCE SERVICES OF TEXAS, INC., a Texas corporation ("Equita").

                                   WITNESSETH:

     WHEREAS, the Companies are engaged in the issuance of life insurance, annuities and related financial products;

     WHEREAS, Equita is engaged in the marketing and sale of life insurance, annuities and related financial products; and

     WHEREAS, the Companies desire to retain the services of Equita for the purpose of marketing and selling insurance policies, annuity contracts and related financial products issued by the Companies;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows.

     1. Definitions. For purposes of this Agreement:

     "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

     "Business Day" shall mean a day on which banks are open for business in Dallas, Texas, other than a Saturday or Sunday.

     "Control" (and its derivative terms, including "controls" and "controlled by") shall mean the possession of the power to direct or cause the direction of the management and policies of a Person, unless such power is solely the result of an official position with or corporate office held by the Person; control shall be presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing more than 10 % of the voting securities of any other Person.

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    "Exclusive  Market"  means  individuals  over the age of  fifty-five  (55), commonly known as the "Senior Market."

     "IRR Requirements" shall mean the target internal rate of return, net of taxes, established by the Companies from time to time, in its sole discretion; the parties hereto acknowledge that, as of the date of this Agreement, the target internal rate of return so established by the Companies is 11%.

     "Person" shall mean any individual, corporation, general or limited partnership, association, limited liability company, joint venture, trust, unincorporated association or organization or government or political subdivision thereof.

     "Proceeding" shall mean any action, arbitration, audit, examination, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before or otherwise involving, any court, administrative agency or arbitrator, whether at law, equity or otherwise.

     "Products" shall mean life insurance policies, annuity contracts and other financial related products issued or sold by the Companies or their Affiliates.

     2. Appointment; Limitations.

     (a) Appointment. Subject to the provisions of this Agreement, each of the Companies independently, on behalf of themselves and their Affiliates which are licensed insurance companies, hereby appoints Equita to procure, through Equita's marketing network (including, without limitation, agents and brokers contracted by Equita as independent contractors), applications for the Products; provided, however, that such procurement of applications shall be subject to the applicable Rate Book of Investors Life or Family Life. Such appointment by Investors Life and Family Life shall be exclusive with regard to the marketing and sale of Products to the Exclusive Market, and without the prior written consent of Equita, which consent may be withheld in Equita's sole and absolute discretion, neither of the Companies may appoint other agents and brokers for the marketing and sale of Products in the Exclusive Market; provided, however, that the exclusive marketing rights granted to Equita under this Agreement shall not extend to:

          (i) the marketing and sale of Products in the Exclusive Market by agents of the Companies who are appointed with Investors Life or Family Life as of the date of this Agreement, or

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        (ii) the marketing and sale of Products,  other than Products designed jointly by Equita and the Companies for distribution in the Exclusive Market or Products substantially similar to such jointly-developed Products, by agents of the Companies and their Affiliates, where such marketing and sale of Products is primarily designed for distribution in other than the Exclusive Market; provided, however, the maximum amount of premium which may sold under this sub-paragraph shall be limited to $1,000,000 per month; or

          (iii) the marketing and sale of Products by agents of Family Life in connection with the Mortgage Lender lead system of Family Life, as such system exists as of the date of this Agreement, whether such agents were appointed prior to or after the date of this Agreement, or

          (iv) the marketing and sale of Products by agents of an Affiliate of the Companies which is acquired after the date of this Agreement to the extent that such Affiliate (A) was continuously engaged in the marketing and sale of Products for the Exclusive Market commencing at least twelve (12) months prior to the date the Companies or an Affiliate entered into a letter of intent or other expression of interest or a purchase contract, whichever is earliest, for the acquisition of such new Affiliate and continuing to the date of closing of the acquisition, and (B) the marketing and sale in the Exclusive Market constitutes at least fifty percent (50%) of the business of such new Affiliate; or

          (v) assumption reinsurance by the Companies of Products issued by third party insurers.

provided further, however, for purposes of sub-paragraphs (i) and (iii), above, such existing agents shall not be authorized to market Products developed after the date of this Agreement, or Products substantially similar to such Products, and targeted to the Exclusive Market. Equita's appointment by the Companies for other markets, including, without limitation, the marketing of tax qualified insurance and annuity Products to school districts, is non-exclusive. It is acknowledged and agreed by the Companies that during the term of this Agreement, Equita and its Affiliates, and its marketing network may market and sell life insurance policies, annuity contracts and related financial products on behalf of insurance companies, including, without limitation, in the Exclusive Market, other than through the Companies or their Affiliates and such activities shall not constitute a breach or violation of any of the terms of this Agreement.

     (b) Termination of Exclusive. Notwithstanding the terms of Section 2(a) to the contrary, Equita's exclusive appointment with respect to the Exclusive Market shall terminate unless $75,000,000 in net written premiums for Products are collected with respect to the Exclusive Market in 2004 and $150,000,000 in premiums for Products are collected with respect to the Exclusive Market for each calendar year thereafter; provided, however, the following items shall be taken into account with respect to the determination of the foregoing requirements:

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          (i) if net written premium collected by the Companies for the Products in the Exclusive Market is in excess of the required amount in any year, such excess shall be carried over to the next year for purposes of this calculation; and

          (ii) if, after an aggregate amount of net written premium of $1.425 billion has been collected by the Companies, for any year thereafter, the amount of net written premium collected by the Companies in any year is less than $50,000,000, Equita's exclusive appointment with respect to the Exclusive Market shall terminate; and

          (iii) all premium, other than premium from the sources described in Sections 2(a)(i) to 2(a)(v) hereof, for Products sold in the Exclusive Market, whether sold by Equita or by members of Equita's marketing network or by others, shall be counted in determining whether the required sales have occurred.

          (iv) if at least one of the Companies does not have an indexed annuity Product which meets the IRR Requirements of such Company available for sale to the Exclusive Market by April 30, 2004, then the required net written premium for 2004 shall be reduced by $6,250,000 for each calendar month, or portion thereof, after April 2004, that the indexed annuity Product is not available; and if such Product is not available in any year after 2004, Equita may either reduce the required annual requirement by $12,500,000 for each month, or portion thereof, the Product is not available or Equita may terminate this Agreement. For illustration purposes only, if neither of the Companies has an indexed annuity Product available for sale to the Exclusive Market until August 1, 2004, then the required net written premium for 2004 would be $56,250,000.

     (c) Reservation of Rights. In its reasonable discretion, the Companies shall have the right at any time and from time to time, without liability to
Equita:

          (i) to change commissions on any policy form or rider upon advance written notice to Equita (but any such change shall not affect commissions on applications received by the Companies prior to such written notice);

          (ii) to withdraw any policy forms or add new policy forms;

          (iii) to withdraw from doing business in or marketing in all or any portion of any jurisdiction;

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         (iv) to modify or change the premium rates respecting the Products;

          (v) to reject applications for insurance without specifying the cause of such rejection;

          (vi) to refuse to contract with any agent or broker with whom Equita may have contracted as a part of its marketing network; and

          (vii) to terminate the contract of any of Equita's agents or brokers without specifying the cause of such termination.

     (d) Limitations on Authority. Equita's right, power or authority on behalf of the Companies with respect to the marketing and sale of the Products shall exist only as expressly stated in this Agreement. Without limiting the generality of the foregoing, Equita shall have no authority to do or perform, and expressly agrees not to do or perform, any of the following acts on behalf of the Companies:

          (i) incur any indebtedness or liability;

          (ii) make, alter or discharge contracts;

          (iii) waive forfeitures;

          (iv) quote rates other than as quoted by the Companies;

          (v) extend the time for payment of any premium;

          (vi) waive payment in cash;

          (vii) guarantee dividends;

          (viii) deliver any policy unless the first premium is secured while the applicant is in good health;

          (ix) institute any Proceeding on behalf of the Companies without prior written approval from the Companies;

          (x) violate the insurance laws of any jurisdiction in which Equita may be soliciting applications for insurance on behalf of the Companies under this Agreement;

          (xi) withhold any monies or property of the Companies;

          (xii) rebate or offer to rebate all or any part of a premium on any Product; or

          (xiii) perpetrate any fraud against the Companies.

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     3. Responsibilities.

     (a) Marketing and Sales. Subject to the terms of this Agreement, Equita shall use commercially reasonable efforts to promote market and sell Products which are targeted to the Exclusive Market. In performing its obligations under this Agreement, Equita shall abide by the rules and regulations of the Companies now or hereafter in force, which rules and regulations shall constitute a part of this Agreement and are incorporated into this Agreement by this reference; provided, however, the Companies shall provide Equita with reasonable advance written notice of all of its rules and regulations and any changes thereto. Equita shall not be charged with knowledge of any rule or regulation as to which reasonable advance written notice is not given by the Companies. All monies received by Equita for or on behalf of the Companies shall be securely held by Equita and shall be immediately paid over to the Companies. Any advertisement, circular, illustration or other communication using the name of the Companies or the name or description of any Product (whether written, verbal, audio or visual) must be approved by the Companies prior to its use. If Equita shall submit to the Companies, in writing addressed to the person designated in
Section 14(a) hereof, for approval an advertisement, circular, illustration or other communication or any other marketing or training materials for use in connection with the marketing or sale of Products, whether or not including the name of the Companies or any of its Affiliates or the name or description of any Product, such approval shall be deemed given if written notice of objection from the Companies is not received within forty-five (45) days after submission by Equita; provided that if no response has been received within thirty (30) days of the initial submission, Equita shall have sent a second request to the Companies (Attn: Pat Tedrow), which request shall advise of the fifteen (15) day time period to respond.

     (b) Use of Agent Sales Force. Subject to approval by the Companies and the terms of this Agreement, Equita may contract with agents and brokers comprising its marketing network to sell the Products. Each such agent or broker shall independently contract directly with either Investors Life or Family Life in writing on a form specified by the applicable Company, which shall become effective when executed by the applicable Company and the agent or broker, and the appointment has been completed with the applicable insurance department. Each such agent or broker must be licensed for the particular jurisdiction or jurisdictions in which the agent or broker is marketing Products. Equita shall have no authority to modify or amend any part of any such contract between the applicable Company and Equita's agent or broker.

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     (c)  Product  Development.  The  Companies  agree  to use its  commercially reasonable efforts to develop Products specifically targeted for sale to the Exclusive Market, which products shall include, but not limited to, those policies set forth on Exhibit _____ attached hereto and incorporated herein by reference for all purposes. The Companies further covenant and agree to use commercially reasonable efforts to continue to develop Products for the Exclusive Market, which shall include an indexed annuity to be developed by April 30, 2004; provided, however, that the obligations of the Companies under this section shall extend only to Products which meet the IRR Requirements established by the Companies from time to time.

     (d) Internal Sales Force. During the term of this Agreement, the Companies and their Affiliates shall not hire or contract with any agents to serve as an internal or corporate sales force for the marketing of Products in the Exclusive Market. All marketing and sales activities in the Exclusive Market customarily conducted by a sales agent or sales manager shall be conducted by independent agents, including Equita and the agents in Equita's agent marketing network, subject to the terms of this Agreement.

     4. Compensation.

     (a) Commission Schedule. Subject to the provisions of this Section 4, Equita shall be paid commissions by the applicable Company on premiums paid to and received by the Companies with respect to Products sold by Equita on behalf of the applicable Company in accordance with the relevant commission schedule set forth on Exhibit A attached hereto and incorporated herein by reference for all purposes.

     (b) Commission Adjustments. All commissions shall be reduced by commissions paid to the agents and brokers (or to their executors, administrators or estates) with whom Equita has contracted as a part of its marketing network. In addition, first year and renewal commissions are subject to the following modifications:

          (i) no commissions shall be paid on premiums for short term insurance or flat extra premiums (substandard);

          (ii) commissions shall not be paid on policies reinstated unless such reinstatement was accomplished by Equita;

          (iii) commissions on policy forms or riders for ages that are not shown in Rate Book of the applicable Company, for the conversion of term policies or changes of one form of insurance to another, or for the rewriting or replacement of lapsed or surrendered policies, are not covered by this Agreement but may be quoted on application to the applicable Company and may be changed from time to time;

          (iv) if a policy is reissued, the applicable Company may modify the rate of first year and renewal commissions and the period for which renewals will be paid; and

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          (v)  commissions  shall be payable  hereunder only in accordance  with rules and regulations of the applicable Company and shall not be allowed on premiums waived or commuted by reason of death, disability or exercise of policy options.

     (c) Internal Marketing Allowance. Equita and the Companies will cooperate in the development of an overall marketing program, including the division of any internal marketing allowance for agents and the duties required with respect thereto. The Companies agree to cover all costs of members of Equita's marketing network who qualify for any conventions or award programs sponsored by the Companies. Equita may share such any portion of the internal marketing allowance payable to Equita with agents in its marketing network or with other agents or brokers who, with Equita's consent, as required by this Agreement, become agents for the Companies for the sale of Products in the Exclusive Market.

     (d) Commission Payments. Commissions that become payable under this Agreement shall be paid to Equita, its successors or assigns. Furthermore, the Companies shall pay to Equita those commissions that Equita's agents or brokers would have received from the Companies under their contracts but that, for some reason other than the failure of such agents or brokers to qualify, are not paid to such agent or brokers; provided, however, that such commissions shall be paid in accordance with the provisions of this Agreement.

     (e) Monthly Statement. Each month, each Company will provide Equita a copy of Equita's commission account statement. Unless Equita notifies the applicable Company in writing within one hundred eighty (180) days after receipt of such statement of any differences between such statement and Equita's account, such statement shall be competent and conclusive evidence of the state of Equita's account.

     (f) Reinsurance. The Companies will each use commercially reasonable efforts to enter into reinsurance arrangements with a reinsurance company designated by Equita, which reinsurance agreements shall provide for the reinsurance of no more than twenty percent (20%) of the net written premium received by the applicable Company for Products sold in the Exclusive Market by agents appointed through Equita. The reinsurance agreement(s) shall include terms and provisions acceptable to the Companies, including (i) a "funds held" provision, (ii) a requirement that the reinsurer be an accredited reinsurer in such jurisdiction as may be necessary in order that the Companies receive credit on their statutory financial statements for reinsurance ceded, (iii) a provision that, if required in order to qualify as an accredited reinsurer, the reinsurer will provide a letter of credit from a commercial bank acceptable to the Companies in such amount as may be required in order for the Companies to receive credit on their statutory financial statements for reinsurance ceded and
(iv) a provision that ceding allowance shall be based on an industry-average level of expenses.

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     5. Commission Advances.

     (a) The Companies shall pay advances or loans against future commissions to agents or brokers comprising Equita's marketing network only at the advance written request of Equita. Any such sums that may be advanced or loaned to Equita by reason of the practice of the Companies of paying advances against future commission earnings or for any other reason shall be and become a debt from Equita to the applicable Company, due and payable on demand. Equita shall be liable for any claims the Companies may have against the agents or brokers comprising Equita's marketing network for advances or loans, but only to the extent that the advance or loan is approved in writing as provided above.

     (b) All debts of Equita to the Companies shall bear interest at the rate of six percent (6%) per annum. After maturity, all debts shall bear interest at the highest rate permitted by law. After termination of this Agreement, all debts created hereunder are due and payable immediately without further notice or demand.

     (c) If either of the Companies shall return the premiums on a policy for any cause, Equita shall repay to the applicable Company on demand the amount of commission received on the premiums so returned.


      6. Expense Reimbursements. Equita shall pay directly or to reimburse the applicable Company upon demand for the following expenses:

     (a) all agent taxes, municipal license fees and local and state taxes for the jurisdiction or jurisdictions in which Equita conducts marketing and sales activities for the Companies; and

     (b) all reasonable charges provided in rules and regulations of the Companies, including charges for not taken policies, for applications not completed and for policies reissued for a reduced amount, a change in date or a change of plan.

     7. Records. All books, documents, vouchers, receipts, lists, notices or other papers of any kind used by Equita in any transaction involving the Companies, if furnished by the Companies, shall remain the property of the Companies; shall be open to inspection by the Companies at all times; and, upon request by the Companies, all unused materials furnished by the Companies shall be returned to the Companies at termination of this Agreement. All uncollected premium receipts and undelivered policies sent to Equita for delivery and collection shall be promptly returned to the applicable Company.

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     8. Confidentiality.

     (a) Equita acknowledges that in conducting business outlined in this Agreement, Equita will be given or will obtain access to confidential and proprietary information regarding one or both of the Companies that is not generally ascertainable from public or published sources. Equita shall retain such information in strict confidence and not to use or disclose to others any of such information except as strictly necessary to perform its obligations under this Agreement. Upon termination of this Agreement, Equita shall deliver promptly all of such confidential and proprietary information (without retaining copies thereof), in whatever form (written or electronic) in its possession to the Company providing same.

     (b) The Companies acknowledge that in conducting business outlined in this Agreement, the Companies will be given or will obtain access to confidential and proprietary information regarding Equita that is not generally ascertainable from public or published sources. The Companies shall retain such information in strict confidence and not to use or disclose to others any of such information except as strictly necessary to perform its obligations under this Agreement. Upon termination of this Agreement, the Companies shall deliver promptly all of such confidential and proprietary information (without retaining copies thereof), in whatever form (written or electronic) in its possession to Equita.

     9. Term. The term of this Agreement shall commence upon the execution and delivery of this Agreement and shall expire ten (10) years later; provided, however, this Agreement shall automatically renew for successive one year terms unless either party has, by written notice to the other at least 60 days prior to the end of the then current term, expressed its desire that this Agreement shall expire at the end of such term, in which event this Agreement shall expire at the end of such term.

     10. Termination.

     (a) This Agreement may be terminated:

          (i) by Equita upon at least 60 days prior written notice to the Companies;

          (ii) by the mutual consent of the parties; or

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         (iii)by  the  Companies  upon  written  notice to Equita if (A) Equita ceases or suspends its business operations; (B) Equita files for protection from creditors under the applicable provisions of the United States Bankruptcy Code or any similar law; (C) Equita breaches any provision of this Agreement, if Equita has not made substantial efforts to cure such breach within thirty (30) days following written notice from the Companies detailing such breach and such breach has not been fully cured within seventy-five (75) days following such written notice from the Companies;

          (iv) by Equita upon written notice to the Companies if (A) the Companies cease or suspend its business operations (other than as a result of a merger or consolidation with one another or an Affiliate of FIC); (B) any insurance commissioner or similar regulatory agency takes any action against Investors Life or its parent company, Financial Industries Corporation ("FIC"), which results in the appointment of a trustee, conservator, liquidator or similar third party overseer; (C) the Companies file for protection from creditors under the applicable provisions of the United States Bankruptcy Code or any similar law; or (D) the Companies breach any provision of this Agreement if the Companies have not made substantial efforts to cure such breach within thirty (30) days following written notice from Equita detailing such breach and such breach has not been fully cured within seventy-five (75) days following such written notice from Equita;

     (b) No such termination shall impair Equita's right to receive commissions on policies previously procured by the agents or brokers comprising its marketing network, except as provided in this Agreement. Furthermore, termination in accordance with this Section shall not relieve a breaching or defaulting party of liability arising from any breach or default under this Agreement, and certain terms and conditions of this Agreement that, by their terms or implication, survive termination shall continue in effect, as set forth in this Agreement. Without limiting the generality of the foregoing, termination of this Agreement shall not affect the effectiveness of Sections 7, 8, 11 and 12.

     (c) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if the Companies terminate this Agreement other than pursuant to Section 10(a)(iii) above and the Companies, directly or indirectly, through Affiliates, or otherwise, retain agents previously a part of Equita's marketing network to market and sell Products, the termination shall not affect Equita's right to commissions in accordance with the terms of this Agreement, as if it were still in effect, which right shall continue as long as such agents market Products for the Companies.

     (d) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, following termination of this Agreement, Equita and its Affiliates and their respective agents may continue to service existing customers for the Companies and receive commissions for renewals and increases in accordance with the terms hereof.

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     (e)  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, for a period of three (3) years following termination of this Agreement, Equita and its Affiliates shall not solicit, or aid or abet the solicitation of, any person for the purpose of persuading or attempting to persuade such person to terminate a Product purchased during the term of this Agreement by such person from Investors Life, Family Life or an Affiliate of either of the Companies, or to replace such Product with the insurance of another insurer.

     11. Indemnification.

     (a) Indemnification by Equita. Equita shall indemnify, defend and hold harmless the Companies and their Affiliates against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, settlement costs, costs of investigation and reasonable attorneys' fees (collectively, "Damages"), that any of such parties shall incur or suffer, which arise or result from, or relate to:

          (i) the breach by Equita of any of its material obligations under this Agreement; or

          (ii) the activities of Equita and its employees and Affiliates, and agents or brokers who are members of Equita's marketing network in connection with the marketing and sale of Products; provided, however, in no event shall Equita's indemnity extend to the activities of agents or brokers that were not introduced to the Companies by Equita and that, at the request of the Companies, became members of Equita's marketing network;

     (b) Indemnification by the Companies . Investors Life, or Family Life, as applicable, shall indemnify, defend and hold harmless Equita and its Affiliates against and in respect of any and all Damages that any of such parties shall incur or suffer, which arise or result from, or relate to:

          (i) the breach by the applicable Company of any of its obligations under this Agreement; or

          (ii) the activities of Investors Life, Family Life and their respective employees, agents, brokers or Affiliates (other than Equita and members of Equita's marketing network) in connection with the marketing and sale of Products, including, without limitation, in the case of the Companies, all underwriting, acceptance, administration, surrender, loan, withdrawal, and termination activities.

    (c) Claim Notice and Defense: Third Party Claims. If any claim or demand, or any Proceeding is commenced for which a party would be liable for Damages (an "Indemnifying Party") to another party (an "Indemnified Party") is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or any Affiliate thereof (a "Third Party Claim"), then the Indemnified Party shall promptly deliver to the Indemnifying Party a written notice with respect to such Third Party Claim (a "Claim Notice"); provided, however, no failure or delay in giving any such Claim Notice shall relieve the Indemnifying Party of its obligations except, and only to the extent, that it is prejudiced thereby.

     The Indemnifying Party shall respond to the Indemnified Party within 30 days of receipt of a Claim Notice setting forth whether the Indemnifying Party disputes its liability with respect to the matters covered by such Claim Notice; and if the Indemnifying Party does not dispute such liability, whether it, at its sole cost and expense, desires to assume the defense of the matters set forth in such Claim Notice. The Indemnified Party may take any action it deems to be necessary or appropriate to preserve its rights prior to receipt of such response from the Indemnifying Party but shall not settle or proceed to final judgment with respect to such Third Party Claim prior to the expiration of such 30 day period.

     If the Indemnifying Party does not dispute its liability with respect to the matters covered by the Claim Notice, the Indemnifying Party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any Proceeding brought against the Indemnified Party in respect of Third Party Claims; provided, however, that the Indemnifying Party shall not settle any matter without obtaining the Indemnified Party's prior consent thereto if such settlement provides for any remedy other than the payment of money damages or does not provide for a full release of the Indemnified Party or, regardless of the terms of such settlement, if the Indemnifying Party disputes its liability with respect to the Third Party Claim. If the Indemnifying Party elects to assume the defense of any such Third Party Claim or Proceeding, the Indemnified Party may participate in such defense at its own expense. If the Indemnifying Party fails to defend or, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense other than as a result of a settlement, the Indemnified Party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such Proceeding; provided, however, that if the Indemnified Party assumes the defense of any such Third Party Claim or Proceeding pursuant to this Section 11(c) and proposes to settle such Third Party Claim or Proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right either (i) to participate in and consent (which consent shall not be unreasonably withheld) to the settlement or (ii) to assume or reassume the defense of such Proceeding.

     The party directing the defense shall pursue such defense diligently and promptly. The parties shall cooperate in the defense of all Third Party Claims. In connection with the defense of any Third Party Claim, each party shall make available to the party controlling such defense any books, records or other documents within its control that are reasonably requested in the course of or necessary or appropriate for such defense; provided, however, that appropriate arrangements are made to safeguard the confidentiality of such materials.

     (d) Claim Notice and Defense: Claims Between the Parties. If an Indemnified Party has a claim against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall give written notice of such claim to the Indemnifying Party specifying the nature, estimated amount and the specific basis for such claim. The Indemnifying Party shall respond to the Indemnified Party within 30 days of receipt of such notice setting forth whether the Indemnifying Party disputes its liability with respect to the matters covered by such notice. If the Indemnifying Party disputes its liability with respect to such matters, then the Indemnified Party and the Indemnifying Party shall negotiate in good faith to resolve such dispute. If not so resolved or if no timely response is made, either party may pursue whatever remedies it may have. If the Indemnifying Party does not dispute its liability, it shall pay or reimburse the Indemnified Party for such claim within thirty (30) days of receipt of the notice.

     12. Costs. Subject to the provisions of Section 11, if any Proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that Proceeding, in addition to any other relief to which it or they may be entitled.

     13. Governing Law. This Agreement shall be construed and interpreted in accordance with, and governed by, the laws of the State of Texas as applied to contracts that are executed and performed entirely in Texas.

     14. Notices. All notices, requests, demands and other communications required or permitted with respect to this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date delivered, if delivered personally or by courier; or (ii) the date received, if sent by facsimile, by overnight express or by first class U.S. mail, registered or certified, postage prepaid, and properly addressed to the party to whom notice is to be given, as follows:

     (a) If to the  Companies:          Financial  Industries  Corporation
                                        River  Place Pointe
                                        6500 River Place Blvd.,  Building 1
                                        Austin,  Texas 78730
                                        Attention: Theodore A. Fleron
                                        Fax: (512) 404-5051

     (b) If to Equita:                  Equita Financial and Insurance Services
                                        of Texas, Inc.
                                        11551 Forest Central Drive
                                        Forest Central II, Second Floor
                                        Dallas, Texas 75243
                                        Attention: Richard G. Wolfe, President
                                        Fax: (214) 553-5384

         With a copy to:                Hance, Scarborough Wright Ginsberg
                                        & Brusilow
                                        14755 Preston Road, Suite 600, L.B. 64
                                        Dallas, Texas 75254
                                        Attention: Paul B. Sander, Esq.
                                        Fax: (972) 702-0662

     Any party may change its address for purposes of this Section 14 by giving the other parties written notice of the new address in the manner set forth above.

     15. Entire Agreement; Waiver. This Agreement, including the schedules hereto (which are incorporated into this Agreement by this reference), constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     16. Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective successors and permitted assigns. The rights and obligations of any party under this Agreement shall not be assignable without prior written consent of the other party.

     17. Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or in remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this agreement, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement.

     18. Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by all parties.

     19. Severability. If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity or enforceability of the remaining provisions.

     20. Headings. The subject headings of the paragraphs and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     21. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which parts shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     22. Other Companies. The Companies acknowledge that the Companies or Affiliates, including FIC, may from time to time, directly or indirectly, charter or acquire additional life insurance companies that will become an Affiliate of one or more of the Companies or other Affiliates. In the event of any such chartering or acquisition, the Companies agree to take such steps as are necessary to cause each such subsequently chartered or acquired insurance company to execute and deliver to Equita an addendum to, or additional counterpart of, this Agreement thereby agreeing to be bound by all the terms and conditions hereof as if a "Company" as if originally a party hereto; provided, however, the failure of the Companies to cause any such new Affiliate to execute and deliver a counterpart of this Agreement shall not affect the inclusion of Products issued by such new Affiliate with respect to such new Affiliate for purposes of the compensation payable under this Agreement.

     23. Public Disclosure. No public disclosure of the existence of this Agreement or the transactions which are the subject of this Agreement. The only party authorized to grant such approval by Equita is Richard G. Wolfe, President of Equita. Equita acknowledges that the Companies are subsidiaries of a public company and that FIC is required under the federal securities laws and regulations to make certain filings with the U..S. Securities and Exchange Commission ("SEC"). To the extent that FIC determines in its sole discretion (after consultation with Equita, which consultation has taken place prior to the date of this Agreement) that this Agreement is required to be included in any filings made by FIC with the SEC, Equita agrees that the disclosures made in such filings are not contrary to the provisions of this Section 23.

     24. Authority. Each of the parties hereto represents and warrants to the other that (a) the execution, delivery and performance of this Agreement by such party has been duly and properly authorized by all necessary corporate action and will not violate any provision of the articles or certificate of incorporation, bylaws or other governing instrument of such party; (b) the individual executing this Agreement on behalf of such party has been duly authorized to execute this Agreement; and (c) this Agreement constitutes the legal, valid and binding obligation of Equita and the Companies, enforceable against each of them in accordance with their respective terms.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


                                        INVESTORS LIFE INSURANCE COMPANY
                                        OF NORTH AMERICA


                                        By:  __________________________________
                                        Name:
                                        Title:

                                        FAMILY LIFE INSURANCE COMPANY


                                        By:____________________________________
                                        Name:
                                        Title:


                                        EQUITA FINANCIAL AND INSURANCE
                                        SERVICES OF TEXAS, INC.


                                        By: ___________________________________
                                        Name:
                                        Title:

                                    ADDENDUM

Addendum to Marketing Agreement dated as of , 2003, by and among INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA, a Washington corporation ("Investors Life"), FAMILY LIFE INSURANCE COMPANY, a Washington corporation ("Family Life") (collectively, the "Companies" and individually the "Company"), and EQUITA FINANCIAL AND INSURANCE SERVICES OF TEXAS, INC., a Texas corporation ("Equita").

                                   WITNESSETH:

WHEREAS, Equita is entering into the Marketing Agreement with Investors Life and Family Life, subsidiaries of Financial Industries Corporation ("FIC") to which this Addendum is attached (the "Agreement"); and

WHEREAS, Equita desires assurance that the Affiliates of FIC acquired after the date of the Agreement which are involved in the marketing and sale of the Products will be subject to the obligations of the Companies to the extent provided under the Agreement;

NOW, THEREFORE, for and in consideration of the benefits to be received by the Companies under the Agreement, FIC hereby agrees as follows:

     FIC acknowledges that Section 2 of the Agreement provides that the appointment of Equita by the Companies to the marketing and sale of Products to the Exclusive Market, to the extent provided therein, will, under certain circumstances, extend to Affiliates of FIC which are acquired after the date of the Agreement. FIC agrees to take such steps as are necessary to cause each such subsequently chartered or acquired insurance company to conduct its marketing and sales activities in a manner which is consistent with the terms and provisions of the Agreement and any related agreement; including, without limitation, causing each such new Affiliate to execute and deliver to Equita an addendum to, or counterpart of, the Agreement or an agreement on the same terms and conditions for the remaining term of the Agreement; provided, however, that the failure of FIC to cause the new Affiliate to execute and deliver such addendum, counterpart or new agreement shall not affect the inclusion of Products issued by such new Affiliate in the calculation of compensation due Equita under the terms of the Agreement.

IN WITNESS WHEREOF, the FIC has executed this Addendum on this ____ day of _________________, 2003.




FINANCIAL INDUSTRIES CORPORATION



By:____________________________________
Name:
Title: